For period ended 12/31/2004
Registrant Name: American AAdvantage Funds
File Number: 811-4984

EXHIBIT 99.77C

Matters Submitted to a Vote of Security Holders

     A special meeting of shareholders of the American AAdvantage Funds (the "Trust") was held on August 11, 2004. The meeting related to each series of the Trust with the exception of the Mid-Cap Value and Treaury Inflation Protected Securities Funds (the "Funds"). The purpose of the meeting was to consider proposals regarding: (1) re-election of the five current Trustees and the election of three additional Trustees; (2) changes to certain fundamental investment policies of the Funds; and (3) the adoption of an amendment to the Declaration of Trust of the Trust to permit the Trustees to amend the Declaration of Trust in the future without shareholder approval under certain circumstances. Certain of the Funds ("Feeder Funds") currently operate under a "master-feeder" structure, pursuant to which a Feeder Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio (each a "Portfolio") of the AMR Investment Services Trust
("AMR Trust") that has an identical investment objective to the Feeder Fund. Interestholders of the AMR Trust, principally the Feeder Funds, held a separate meeting to elect Trustees and to vote on proposed changes to certain fundamental investment policies of the Portfolios of the corresponding Feeder Funds. In addition, the interestholders voted on whether to approve a Conversion Agreement pursuant to which the AMR Trust would convert from a New York common trust to a Massachusetts business trust. Shareholders of each Feeder Fund were asked to provide voting instructions to the AMR Trust meeting. Each Feeder Fund cast its votes at the AMR Trust meeting in the same proportion as the votes cast by the Feeder Fund's shareholders.

     Proposals 1, 3, 4, and 6 were Trust-level matters and therefore required a majority of the shareholders of the Trust to vote to achieve a quorum. Proposals 2 and 5 were Fund-level matters and therefore required a majority of the shareholders of a Fund to vote to achieve a quorum for that Fund. A quorum of the Trust was present for Proposals 1 and 4, and each proposal was approved by shareholders. Except for the Money Market and Municipal Money Market Funds, a quorum of each Fund was present for Proposals 2 and 5, and each proposal was approved by shareholders. A quorum of the Trust was present for Proposals 3 and 6, but there were not enough votes in favor of either proposal for shareholder approval.

     Proposals 2 and 5 for the Money Market and Municipal Money Market Funds and Proposals 3 and 6 for the Trust were adjourned to a second special meeting of shareholders on August 24, 2004. A quorum was still not present for the Money Market and Municipal Money Market Funds with respect to Proposals 2 and 5 at the August 24th meeting, so those matters were adjourned to a third special meeting of shareholders on September 17, 2004. A quorum of the Trust was present for Proposals 3 and 6, but the votes were not recorded and the Trust adjourned these matters to the September 17th meeting to coincide with the other Fund-level matters.

     At the September 17th meeting, a quorum was present for the Money Market and Municipal Money Market Funds, and Proposals 2 and 5 were approved by shareholders. In addition, a quorum of the Trust was present for Proposals 3 and 6, and each proposal was approved by shareholders.

     The final voting results for each Proposal are presented in the following tables. The vote tallies for Proposals 1, 3, 4, and 6 include votes cast by shareholders of Funds not contained in this annual report.

(1) Elected the following Trustees to the Trust's Board of Trustees: W. Humphrey Bogart, Brenda A. Cline, Alan D. Feld, Richard A. Massman, Stephen D. O'Sullivan, William F. Quinn, R. Gerald Turner, and Kneeland Youngblood.

                                 Trust
                                 -----
                          FOR            WITHHELD
                   ---------------    --------------
BOGART             650,590,849.241    14,422,434.627
CLINE              650,579,020.453    14,434,263.415
FELD               645,570,380.770    19,442,903.098
MASSMAN            650,575,979.241    14,437,304.627
O'SULLIVAN         650,346,585.401    14,666,698.477
QUINN              650,521,466.241    14,492,457.627
TURNER             647,812,023.453    17,201,260.415
YOUNGBLOOD         650,456,805.241    14,556,478.627

(2)(a) Approved a change to the fundamental investment limitation on investments in commodities.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       226,730,052.110     4,564,294.000     32,904,356.120
AGAINST     3,074,933.700       406,295.000        195,123.000
ABSTAIN    11,729,088.080        87,615.000              0.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000


(2)(b) Approved a change to the fundamental investment limitation on lending securities.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       222,577,475.230     4,564,294.000     32,865,110.120
AGAINST     7,139,911.580       406,295.000        195,122.000
ABSTAIN    11,816,687.080        87,615.000         39,247.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000


(2)(c) Approved the deletion of the fundamental investment limitation on affiliated transactions.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       220,180,992.310     3,477,061.000     32,904,360.120
AGAINST     9,573,919.500     1,493,528.000        195,119.000
ABSTAIN    11,779,162.080        87,615.000              0.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(2)(d) Approved a change to the fundamental investment limitation on the issuance of senior securities.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       222,154,012.230     4,071,626.000     32,904,360.120
AGAINST     7,530,585.580       894,226.000        195,119.000
ABSTAIN    11,849,476.080        92,352.000              0.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(2)(e) Approved a change to the fundamental investment limitation on borrowing.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       222,583,327.230     4,071,626.000     32,904,360.120
AGAINST     7,121,635.580       898,963.000        195,119.000
ABSTAIN    11,829,111.080        87,615.000              0.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(2)(f) Approved a change to the fundamental investment limitation on concentration of investments in the banking industry.

             Money Mkt
          ---------------
FOR       222,743,754.230
AGAINST     7,112,587.580
ABSTAIN    11,677,732.080

(3)  Approved an amendment to the Trust's Declaration of Trust.

                 Trust
            ---------------
FOR         510,760,770.656
AGAINST      27,955,243.657
ABSTAIN      24,870,260.385
BROKER
  NON-VOTES* 36,787,359.000

(4) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to elect a Board of Trustees.

                                 Trust
                                 -----
                          FOR            WITHHELD
                   ---------------    --------------
BOGART             440,288,258.060    8,585,009.017
CLINE              440,282,948.530    8,590,318.547
FELD               440,288,258.060    8,585,009.017
MASSMAN            440,288,258.060    8,585,009.017
O'SULLIVAN         440,282,948.530    8,590,318.547
QUINN              440,288,258.060    8,585,009.017
TURNER             440,282,948.530    8,590,318.547
YOUNGBLOOD         440,288,258.060    8,585,009.017

(5)(a) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on investments in commodities with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       226,456,630.110     4,564,294.000     32,904,356.120
AGAINST     3,292,749.700       188,638.000        195,123.000
ABSTAIN    11,784,694.080       305,272.000              0.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(5)(b) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on lending securities with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       221,981,421.230     4,564,294.000     32,865,110.120
AGAINST     7,550,777.580       188,638.000        195,122.000
ABSTAIN    12,001,875.080       305,272.000         39,247.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(5)(c) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve the deletion of the fundamental investment limitation on affiliated transactions with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       220,151,923.310     3,477,061.000     32,904,360.120
AGAINST     9,345,520.500     1,275,871.000        195,119.000
ABSTAIN    12,036,630.080       305,272.000         39,247.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(5)(d) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on the issuance of senior securities with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       222,172,054.230     4,070,791.000     32,865,114.120
AGAINST     7,337,242.580       676,569.000        195,119.000
ABSTAIN    12,024,777.080       310,844.000         39,246.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(5)(e) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on borrowing with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       222,003,125.310     4,071,626.000     32,904,360.120
AGAINST     7,526,537.500       681,306.000        195,119.000
ABSTAIN    12,004,411.080       305,272.000              0.000
BROKER
  NON-VOTES*        0.000             0.000      8,934,287.000

(5)(f) Authorized the Trust, on behalf of the Money Market Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on concentration of investments in the banking industry with respect to the corresponding portfolio of the AMR Trust.

             Money Mkt
          ---------------
FOR       222,335,064.310
AGAINST     7,345,953.500
ABSTAIN    11,853,056.080

(6) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a Conversion Agreement.

                  Trust
             ---------------
FOR          312,363,071.187
AGAINST       20,695,326.179
ABSTAIN       12,389,615.881
BROKER
  NON-VOTES*  20,115,849.000

--------------
* Certain broker-dealers, third party administrators and other intermediaries who offer Fund shares to their clients vote on behalf of their clients in favor of routine proposals (e.g., Proposals 1 and 4), while entering a "non-vote" for all non-routine proposals. If the underlying clients do not themselves vote the non-routine proposals, the shares remain in the broker non-vote category and effectively count as "against" votes.